Exhibit 99.1

LOOP INDUSTRIES REPORTS Second QUARTER FISCAL 2027 RESULTS AND ANNOUNCES PLAN TO EXPEDITE DEVELOPMENT OF INDIA FACILITY

●	INFINITE LOOP INDIA FACILITY RESCALED TO 45 KTA TO REDUCE CAPITAL REQUIREMENTS AND SUPPORT FASTER DEVELOPMENT
●	SPECIAL COMMITTEE, FORMED IN SEPTEMBER 2026, CONTINUES TO EVALUATE FINANCING ALTERNATIVES TO SUPPORT THE INDIA JV

LOOP MANAGEMENT TO HOLD UPDATE CALL AT 8:45 AM ET ON FRIDAY, OCTOBER 16, 2026

MONTREAL, QC/ ACCESS Newswire / October 15, 2026 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company,” “Loop,” “we,” “us,” or “our”) a clean technology company that has developed patented and proprietary processes to recycle low-value waste polyethylene terephthalate (PET) plastic and polyester fiber into virgin-quality PET resin, today reported its consolidated financial results for the second quarter of fiscal year 2027 and provided a status update on its commercial development project in India.

Infinite Loop™ India: Optimizing scale to Support Faster Execution

Loop’s planned first commercial facility in India has been rescaled to a capacity of 45 kilotonnes per annum (KTA), following an engineering review intended to reduce the project’s estimated capital requirement and support a more focused development plan:

●	Lower Capital Requirement: Reducing the scale of the facility will directly lower the overall facility cost, decreasing both our debt and equity financing needs. Toyo Engineering India Private Limited is completing a comprehensive analysis to finalize the updated cost estimate.
●

Shorter Timeline: The streamlined capacity allows for a more efficient capital-raising process and faster construction. The project target timeline is for construction completion by the end of 2028, with startup and commissioning scheduled for 2029.

●	Attractive Return on Investment: The facility is positioned to deliver high returns due to the advantages of Loop’s unique technology, which combines virgin quality product with low operating costs, together with being located in a low-cost environment in India that offers access to plentiful textile waste.
●	Multi-Facility Plan: This is the first of two facilities planned for the India site. The second facility is expected to be larger than the first and is planned to be developed following the successful start-up of the initial facility.

Special Committee Update

●	Comprehensive Financing Strategy: The Special Committee, formed by the Board of Directors in September 2026, is actively engaged in working with advisors dedicated to securing capital to fund Loop’s portion of the equity needed to finance the India JV.
●	Exploring All Options: The committee is evaluating a full spectrum of financing alternatives, including equity, debt, and non-dilutive options to optimize capital structure and support long-term growth.

Financial highlights

Cash operating expenses* for the second quarter were $1.6 million, a decrease of $0.8 million year-over-year.  At August 31, 2026 the Company reported total available liquidity of $1.9 million. Loop continues to seek capital to fund its expected equity contribution to the India joint venture (JV) and its ongoing pre-commercial operating expenses. The timing and amount of any financing, engineering-services revenue, or licensing revenue remain subject to execution, financing availability, and the progress of the Company’s projects; there can be no assurance that these sources will be sufficient to fund operations through commercial start-up.

*Cash operating expenses are defined as research & development and general & administrative expenses, less stock-based compensation expenses.

CEO Comment

“We continue to refine our commercial roadmap with a focus on disciplined capital allocation and project execution,” said Daniel Solomita, Founder and CEO of Loop Industries.  “Rescaling the planned India facility to 45 KTA is intended to lower the project’s capital requirement while retaining the benefits of regional feedstock availability and a lower-cost operating environment. Alongside our advancing partnership in Europe, Loop is building a highly scalable, economically attractive foundation for global growth."

About Loop Industries

Loop Industries is a clean technology company whose mission is to accelerate the shift from fossil fuels to sustainable PET plastic and polyester fiber. Loop owns patented and proprietary technology that depolymerizes waste PET plastic and polyester fiber - including bottles, packaging, carpets and textiles - into their base building blocks. Those monomers are filtered, purified and polymerized into virgin-quality Loop™ branded PET resin for food-grade packaging and polyester fiber. Loop's technology is designed to recycle PET plastic and polyester fiber repeatedly without quality degradation, helping brands meet sustainability goals and reduce reliance on virgin fossil-based materials.

Corporate Update Call

Loop’s senior management will host a corporate update call and question-and-answer session to discuss the Company's second quarter fiscal 2027 results and provide an update on its commercial strategy and project development activities.

Date:	Friday, October 16, 2026
Time:	8:45 am Eastern Time

Participant Dial-In Numbers:

International: +1 585 542-9983

United States & Canada (Toll-Free): +1 833 461-5787

Conference ID: 859 424 795

Participants are encouraged to pre-register using the link below to avoid wait time and receive a unique PIN for expedited access to the call:

Registration Link: https://registrations.events/direct/Q4I3922772

Additional international dial-in numbers are available through the registration portal using Conference ID 859 424 795

Results of Operations

All monetary amounts are in thousands of U.S. dollars unless otherwise specified.

The following table summarizes our operating results for the three-month periods ended August 31, 2026 and 2025, in thousands of U.S. Dollars.

	Three months ended August 31,
			Change
	2026	2025	favorable / (unfavorable)
Revenues
Services	117	-	117
Total revenues	117	-	117

Cost of services
Cost of services	113	-	(113)
Total cost of services	113	-	(113)

Expenses
Research and development
Employee compensation	247	597	350
Stock-based compensation	98	32	(66)
Plant and laboratory operating expenses	117	149	32
External engineering	4	6	2
Other	74	59	(15)
Total research and development	540	843	303

General and administrative
Employee compensation	342	423	81
Stock-based compensation	331	248	(83)
Professional fees	416	612	196
Insurance	111	423	312
Other	278	165	(113)
Total general and administrative	1,478	1,871	393

Loss on equity accounted investment	431	43	(388)
Depreciation and amortization	83	96	13
Interest and other financial expenses	460	419	(41)
Interest income	(6)	(70)	(64)
Foreign exchange loss (gain)	6	2	(4)
Total expenses	3,105	3,204	99
Net loss	$(2,988)	$(3,204)	$216

Second Quarter Ended August 31, 2026

Revenues

Revenues for the three-month period ended August 31, 2026, increased $117 to $117, as compared to $0 for the same period in 2025. The revenues of $117 for the three month period ended August 31, 2026 resulted from engineering services provided to the India JV.

Cost of Services

Cost of Services for the three-month period ended August 31, 2026 increased $113 to $113 compared to $0 for the same period in 2025.

Research and Development

Research and development expense for the three-month period ended August 31, 2026, decreased $303 to $540, as compared to $843 for the same period in 2025. The decrease was primarily attributable to a $350 decrease in employee compensation expenses, a $32 decrease in plant and laboratory expenses, partially offset by a $66 increase in stock compensation.

General and administrative expenses

General and administrative expenses for the three-month period ended August 31, 2026, decreased $393 to $1,478, as compared to $1,871 for the same period in 2025. The decrease was primarily attributable to a $312 decrease in insurance expenses, a $196 decrease in professional fees, partially offset by a $113 increase in other miscellaneous expenses and $83 increase in stock compensation.

Interest and other financial expenses

Interest and other financial expenses increased by $41 for the three-month period ended August 31, 2026.

Net Loss

The net loss for the three-month period ended August 31, 2026, decreased $216 to $2,988, as compared to $3,204 for the same period in 2025. This decrease was primarily due to the decrease of $303 in research and development expenses, a decrease of $393 in general and administrative expenses. These decreases were partially offset by the increase of $388 in equity investment, decrease of $64 in interest income and increase of  $41 in interest and other financial expenses.

Six Months Ended August 31, 2026

The following table summarizes our operating results for the six-month periods ended August 31, 2026 and 2025, in thousands of U.S. Dollars.

	Six months ended August 31,
	2026	2025	Change
Revenues
Products	$-	$8	$(8)
Services	296	244	52
Total revenues	296	252	44

Cost of services
Cost of services	292	114	(178)
Total cost of services	292	114	(178)

Expenses
Research and development
Employee compensation	496	1,187	691
Stock-based compensation	556	344	(212)
Plant and laboratory operating expenses	298	383	85
External engineering	13	61	48
Other	138	127	(11)
Total research and development	1,501	2,102	601

General and administrative
Employee compensation	730	992	262
Stock-based compensation	852	311	(541)
Professional fees	659	974	315
Insurance	266	876	610
Other	545	366	(179)
Total general and administrative	3,052	3,519	467

Loss on equity accounted investment	750	345	(405)
Depreciation and amortization	167	197	30
Interest and other financial expenses	897	837	(60)
Interest income	(12)	(170)	(158)
Foreign exchange loss (gain)	21	(41)	(62)
Total expenses	6,668	6,903	235
Net loss	$(6,372)	$(6,651)	$279

Six Months Ended August 31, 2026

Revenues

Revenues for the six-month period ended August 31, 2026, increased $44 to $296, as compared to $252 for the same period in 2025. The revenues of $296 for the six-month period ended August 31, 2026 resulted from engineering services provided to the India JV. The revenues of $252 for the six-month period ended August 31, 2025 resulted from engineering services provided to the India JV for $244 and sales of Loop™ PET resin for $8.

Cost of Services

Cost of Services for the six-month period ended August 31, 2026 increased $178 to $292 compared to $114 for the same period in 2025.

Research and Development

Research and development expense for the six-month period ended August 31, 2026, decreased $601 to $1,501, as compared to $2,102 for the same period in 2025. The decrease was primarily attributable to a $691 decrease in employee compensation expenses, a $48 decrease in external engineering expenses, a $85 decrease in plant and laboratory expenses, partially offset by a $212 increase in stock compensation.

General and administrative expenses

General and administrative expenses for the six-month period ended August 31, 2026, decreased $467 to $3,052, as compared to $3,519 for the same period in 2025. The decrease was primarily attributable to a $610 decrease in insurance expenses, a $315 decrease in professional fees, a $262 decrease in employee compensation, partially offset by a $541 increase in stock compensation and a $179 increase in other miscellaneous expenses.

Interest and other financial expenses

Interest and other financial expenses increased by $60 for the six-month period ended August 31, 2026.

Net Loss

The net loss for the six-month period ended August 31, 2026, decreased $279 to $6,372, as compared to $6,651 for the same period in 2025. This decrease was primarily due to the decrease of $601 in research and development expenses, a decrease of $467 in general and administrative expenses. These decreases were partially offset by the decrease of $158 in interest income, increase of $405 in equity investment, increase of $178 in cost of services and increase of  $60 in interest and other financial expenses.

Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands of U.S. dollars, except per share data)	Three Months Ended		Six Months Ended
	August 31, 2026	August 31, 2025	August 31, 2026	August 31, 2025
Revenues:
Products	$-	$-	$-	$8
Services	117	-	296	244
Total revenues	117	-	296	252

Cost of services
Cost of services	113	-	292	114
Total cost of services	113	-	292	114

Expenses:
Research and development	540	843	1,501	2,102
General and administrative	1,478	1,871	3,052	3,519
Depreciation and amortization	83	96	167	197
Total expenses	2,101	2,810	4,720	5,818

Other loss
Loss on equity accounted investments	431	43	750	345
Interest and other financial expenses	460	419	897	837
Interest income	(6)	(70)	(12)	(170)
Foreign exchange loss (gain)	6	2	21	(41)
Total other loss	891	394	1,656	971
Net loss	(2,988)	(3,204)	(6,372)	(6,651)

Other comprehensive loss
Foreign currency translation adjustment	(47)	(6)	(41)	(25)
Comprehensive loss	$(3,035)	$(3,210)	$(6,413)	$(6,676)
Net loss per share
Basic and diluted	$(0.06)	$(0.07)	$(0.13)	$(0.14)
Weighted average common shares outstanding
Basic and diluted	48,433,265	47,769,800	48,398,363	47,716,964

Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except per share data)	As at
	August 31,	February 28,
	2026	2026

Assets
Current assets
Cash and cash equivalents	$836	$2,356
Accounts receivable and other	422	755
Prepaid expenses	313	495
Total current assets	1,571	3,606
Equity method investments	1,465	1,478
Property, plant and equipment, net	1,627	1,699
Intangible assets, net	1,710	1,776
Total assets	$6,373	$8,559

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued liabilities	$2,094	$1,916
Unearned revenue	386	234
Current portion of long-term debt	890	605
Total current liabilities	4,781	2,755
Due to customer	936	900
Series B Convertible Preferred stock	12,804	12,054
Long-term debt	1,986	2,430
Total liabilities	20,507	18,139

Stockholders’ Deficit
Common stock par value $0.0001; 250,000,000 shares authorized; 48,812,574 shares issued and outstanding (February 28, 2026 – 48,337,555)	5	5
Additional paid-in capital	197,794	195,934
Accumulated deficit	(210,698)	(204,326)
Accumulated other comprehensive loss	(1,235)	(1,193)
Total stockholders’ deficit	(14,134)	(9,580)
Total liabilities and stockholders’ deficit	$6,373	$8,559

Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands of U.S. dollars)	Six Months Ended August 31,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(6,372)	$(6,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	167	197
Stock-based compensation expense	1,408	655
Accrued interest and other financing costs	808	737
Loss on Equity method investments	750	345
Changes in operating assets and liabilities:
Accounts receivable and other	333	(228)
Prepaid expenses	182	(338)
Accounts payable and accrued liabilities	177	(321)
Unearned revenue	153	-
Net cash used in operating activities	(2,394)	(5,604)

Cash Flows from Investing Activities
Investment in joint venture	(737)	-
Additions to intangible assets	(82)	(133)
Net cash used in investing activities	(819)	(133)

Cash Flows from Financing Activities
Proceeds from ATM equity offering, net of issuance costs	452	187
Borrowings under credit facility	1,411	-
Repayment of long-term debt	(132)	(136)
Net cash provided by financing activities	1,731	51

Effect of exchange rate changes	(38)	23
Net decrease in cash and cash equivalents	(1,520)	(5,663)
Cash and cash equivalents, beginning of period	2,356	12,973
Cash and cash equivalents, end of period	$836	$7,310

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from its dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles packaging and textiles such as carpets and clothing, into their base building block monomers DMT and MEG. The monomers are separated, purified and polymerized to create virgin-quality Loop™ & Twist™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ & Twist™ PET can be recycled infinitely without degradation of quality, helping to close the plastic loop. Loop Industries is committed to contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information:

Please visit www.loopindustries.com

Follow Loop on X: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Follow Twist™ on Instagram: twistbyloop

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about the anticipated timing and development of Loop’s projects in India and Europe; expected progress and outcomes related to project debt and equity financing efforts; potential engineering services revenues and milestone payments; and the expected benefits of Loop’s offtake agreement with Nike, strategic alliance with Reed Societe Generale Group, and other current or prospective partnerships. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things: (i) our ability to commercialize our technology and products, (ii) the status of our relationships with our partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) our ability to continue as a going concern, (vii) engineering, contracting, and building our manufacturing facilities, (viii) our ability to scale, manufacture, and sell our products and to license our technology in order to generate revenues, (ix) our proposed business model and our ability to execute it, (x) our ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (xi) our joint venture projects and our ability to recover certain expenditures in connection to them, (xii) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xiii) public health issues, such as disease epidemics, which may lead to reduced access to capital markets, supply chain disruptions, and government-imposed business closures, (xiv) war, regional tensions, and economic or other conflicts including trade disputes and increasing protectionist measures that could impact market stability and our business; (xv) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xvi) the outcome of any SEC investigations or class action litigation filed against us, (xvii) our ability to hire and/or retain qualified employees and consultants, (xviii) other events or circumstances over which we have little or no control, and (xix)  other factors discussed in Loop’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025 filed with the SEC and in Loop’s subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, unless otherwise required by law.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com